Exhibit 99.1

COMSovereign Promotes Fran Jandjel, CPA, MBA, CGMA, ACMA to Chief Financial Officer

- Jandjel Brings Over 25 Years of Expertise in Strategic Accounting and Financial Leadership in
Global Public and Private Financial Management -

DALLAS, TX – October 4, 2021 – COMSovereign Holding Corp. (NASDAQ: COMS) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G Communication Systems and Solutions today announced it has named Fran Jandjel, MBA, CPA, CGMA, ACMA, as its new Chief Financial Officer (“CFO”) and Executive Vice President effective immediately. Ms. Jandjel, who previously served as the Company’s Financial Controller, replaces Martin R. Wade III who has stepped down as Chief Financial Officer and Executive Vice President. Mr. Wade joined COMSovereign in February and was responsible for the development of the Company’s financial reporting organization following its capital raises and up listing to the Nasdaq Capital Market earlier this year.

Ms. Jandjel has over 25 years’ experience in strategic accounting and financial leadership including serving as CFO, Controller and in other senior financial executive roles at both domestic and multi-national public and private companies. Her expertise includes the development of financial and operational strategies, M&A experience across North America and Europe, implementing financial planning and forecasting processes, streamlining reporting processes and systems, maximizing cash flow, and optimizing bottom line results. Prior to joining COMSovereign as its Controller, Ms. Jandjel was a financial consultant serving multiple clients as interim CFO across sectors including automotive finance, restaurants, and manufacturing. Earlier, she served as VP Finance & Accounting at the Cathexis Group, a multi-national, multi-strategy holding company with revenue exceeding $2.0 billion and was the Corporate Controller of TAS Energy, an international energy manufacturing company.

“Since joining our team earlier this year as our Corporate Controller, Fran has demonstrated her unwavering passion and commitment to COMSovereign’s success. As Marty completed his initial mandate, ensuring that our business was supported by a robust financial management infrastructure, Fran’s significant hands-on experience made her the ideal candidate to assume the role of CFO as we now move the business ahead,” said Dan Hodges, Chairman and CEO of COMSovereign Holding Corp. “We wish to thank Marty for his outstanding dedication and service to our company, playing an important role in supporting our transition into a global, Nasdaq-traded company.”

Fran Jandjel, added, “I have been very fortunate to have had the opportunity of working alongside of the very talented and dedicated COMSovereign team. As CFO, I look forward to continuing our ongoing efforts to further strengthen our financial organization, building a world-class team that can support the tremendous growth we see ahead.”

Mr. Wade commented, “I was originally tasked by the Board to build a comprehensive financial accounting and finance organization within COMSovereign and I’m pleased to report today, that we have accomplished that mission. The team has achieved much in a very short amount of time and with my work complete, I leave COMSovereign confident in the knowledge that Fran and her talented team are prepared to support the Company during this exciting period.”

Ms. Jandjel holds a B.A. in Business Administration and M.B.A. in Business Administration from Deakin University in Melbourne, Australia. She is a Certified Public Accountant (CPA) and an international affiliate member of the Texas Society of CPAs. Ms. Jandjel is also a Chartered Global Management Accountant (CGMA) and an Associate member of the Chartered Institute of Management Accountants (ACMA), the British equivalent of a CPA.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire network. By combining strategic acquisitions with organic research and development efforts, COMSovereign has built a U.S.-based communications solution provider able to deliver end-to-end 4G LTE Advanced and 5G-NR telecom solutions to network operators, enterprises, and governments. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, the impact of the current COVID-19 pandemic, which may limit access to the Company’s facilities, customers, management, support staff, and professional advisors, and to develop and deliver advanced voice and data communications systems, demand for the Company’s products and services, the availability of parts and components for the manufacture of products, economic conditions in the U.S. and worldwide, and the Company’s ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations for COMSovereign Holding Corp.:

Steve Gersten, Director of Investor Relations
COMSovereign Holding Corp.
813-334-9745
investors@comsovereign.com

External Investor Relations:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
COMS@mzgroup.us
www.mzgroup.us

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman
MWGCO, Inc.
917-397-2272
mike@mwgco.net